Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiaries as of December 31, 2015 and for the period from March 2, 2015 through December 31, 2015, appearing in the Annual Report on Form 10-K of Phillips 66 Partners LP for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP of our report dated February 13, 2015, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiaries as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, appearing in the Current Report on Form 8-K of Phillips 66 Partners LP dated February 13, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP of our report dated February 13, 2015, relating to the consolidated financial statements of DCP Southern Hills Pipeline, LLC and subsidiaries as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, appearing in the Current Report on Form 8-K of Phillips 66 Partners LP dated February 13, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

May 10, 2016